Exhibit 99.1

CoBiz Financial Reports Third Quarter 2007 Results

Denver —  CoBiz Financial Inc. (Nasdaq GS: COBZ), a financial services holding company with $2.3 billion in assets, reported third quarter 2007 diluted EPS of $0.25, compared to $0.27 diluted EPS a year ago.  Diluted EPS for the first nine months of 2007 was $0.72, compared to $0.74 in the year-earlier period.  Net income was $6.01 million in the third quarter 2007 versus $6.26 million one year ago and $17.55 million year-to-date 2007 versus $17.34 million for the prior-year period.  Return on average equity was 12.29% for the current quarter versus 16.59% a year earlier, and 12.39% year-to-date 2007 versus 16.10% in the prior year’s period.  Return on average assets was 1.06% for the current quarter versus 1.18% a year earlier, and 1.08% year-to-date versus 1.14% in the prior year’s period.

Third Quarter 2007 Highlights

(Compared with one year ago)

•             Loans and deposits (including customer repos) increased 15.3% and 13.6%, respectively

•             Net interest income grew 10.5%

•             Net interest margin expanded by 11 basis points (0.11%)

•             Credit quality remains strong at 0.09% nonperforming assets to total assets

“Overall, I am pleased with the solid underlying performance of our core business in the third quarter.” said Chairman and CEO Steve Bangert. “After posting record loan growth in the second quarter, our banks delivered another good quarter increasing loan outstanding’s by $68.6 million. However, earnings have not kept pace; while diluted earnings per share were up $0.02 from the second quarter of 2007, they were down $0.02 from the prior year quarter. Some of this is a result of lower than expected growth from our Insurance segment as well as a significant increase in the loan loss provision: $1.4 million for the third quarter of 2007, as compared to $75,000 in the third quarter of 2006.”  Diluted earnings per share were also affected by the 975,000 shares issued in the secondary stock offering CoBiz completed during the first quarter of the year.

“CoBiz has always been opportunistic and that hasn’t changed, even in today’s challenging banking climate,” said Bangert. “Our 2007 results include expenses for several initiatives that weighed on our earnings, but should better position us for the next 12 to 24 months.”  In the past year, the Company made significant commitments to various initiatives, including:

•             Enhancing the senior management of our Trust Division

•             Launching a company-wide branding project

•             Accelerating our banker recruitment efforts

•             The formation of a Real Estate Capital Markets Group

Management estimates that these new initiatives incrementally reduced diluted earnings per share by $0.04 to $0.06 per share in 2007, but should generate positive returns in the near future.

Loans and Deposits

Loans ended the quarter at $1.75 billion, an increase of $231.8 million, or 15.3%, over the third quarter of 2006.  Loans grew at an annualized rate of 16.2% in the third quarter of 2007. After posting record loan growth of $111.0 million during the second quarter of 2007, the Company experienced loan paydowns in excess of $25 million in the early part of July. However, the banks were still successful in growing net loans by $68.6 million during the third quarter of 2007.  Arizona Business Bank grew loans by $36.6 million, or 22.6% annualized, and Colorado Business Bank increased loans by $31.9 million, or 12.2% annualized.

Deposit and customer repurchase balances ended the third quarter at $1.86 billion, an increase of $223.3 million, or 13.6%, from the third quarter of 2006.  In early July, the Company introduced a Euro Sweep deposit product as part of its Treasury Management services. The product has been extremely well received with balances reaching $68.5 million at the end of the third quarter, most of which were transferred from existing customer repurchase balances. As a result, we will be able to shrink our investment portfolio used to support the collateral requirements of our customer repurchase agreements, allowing us to better manage our balance sheet. On average, investment securities as a percentage of total earning assets decreased to 19.8% for the third quarter of 2007, from 24.5% for the third quarter of 2006.

Allowance for Loan Losses and Credit Quality

Credit quality continues to be very good, with nonperforming assets to total assets of nine basis points (0.09%) at September 30, 2007, flat with the end of the second quarter of 2007. Nonperforming assets to total assets were three basis points (0.03%) as of September 30, 2006.  Nonperforming loans to total loans also ended the quarter at nine basis points (0.09%), compared to four basis points (0.04%) at the end of third quarter 2006.

During the quarter, the Company charged off $1.7 million in loans.  The majority of the charge-offs were related to two commercial and industrial (C&I) loans, of which $1.4 million had been identified and reported as a nonperforming loan during the second quarter of 2007.

During the third quarter, the Company provisioned $1.4 million for loan and credit losses versus $75,000 for the third quarter of 2006, and $0.8 million in the second quarter of 2007. The current provision brought the Allowance for Loan and Credit Losses (“Allowance”) to Total Loans ratio to 1.10%, as compared to 1.21% at September 30, 2006 and 1.16% at June 30, 2007.

The Company actively monitors the health of its loan portfolio, paying particular attention to construction and development (C&D) credits. In its continual evaluation process, assigned loan grades are closely reviewed and updated.  Management believes that the current Allowance is at a prudent level to absorb losses in the portfolio.  Currently, the Allowance exceeds 1200% of non-performing loans.

Net Interest Income & Margin

Net interest income for the third quarter of 2007 increased to $22.3 million, up $2.1 million, or 10.5%, over the third quarter of 2006.  Year-to-date, net interest income for 2007 was $65.0 million, up $6.4 million or 11.0% over the same period last year.

Average earning asset balances grew by $61.8 million from the second quarter which was the result of $70.0 million in average loan growth, offset by a decline of $11.3 million in the investment portfolio resulting from runoff. The net increase in earning assets was primarily funded by an increase in average noninterest-bearing demand ($8.2 million) and NOW and money market deposits ($43.2 million). Yields on average earning assets decreased 4 basis points (0.04%) from the second quarter to the third quarter of 2007; while rates paid on average deposits (including demand) increased 13 basis points (0.13%).

The net interest margin increased to 4.25% for the third quarter of 2007, from 4.14% in the third quarter of 2006, but decreased 7 basis points (0.07%) from the second quarter of 2007. On September 18, 2007, the Federal Open Market Committee lowered its target for the federal funds rate 50 basis points. Over the next year, management expects the impact of the rate cut to be insignificant, as the Company has maintained a relatively neutral interest rate sensitivity position. However, the Fed’s move may put modest downward pressure (5 to 10 basis points) on the net interest margin over the next two quarters.

Noninterest Income

Noninterest income for the third quarter of 2007 was $7.0 million, down $0.3 million from the third quarter of 2006.  For the first nine months of 2007, noninterest income was $20.0 million, a decrease of $0.9 million or 4.1% versus the same period in 2006.  As a percentage of total operating revenue, noninterest income was 24.0% in the third quarter of 2007 versus 26.5% in the third quarter of 2006.  A decrease in insurance revenue from the wealth transfer division was the primary cause for the decline. Revenues from the division are down $1.8 million from the prior-year period. Wealth transfer income is transactional in nature, as estate planning goals are primarily achieved through the placement of life insurance. During the past quarter, several large cases did not close as a result of medical underwriting issues. In addition, growth in the Company’s property & casualty division has been negatively impacted by a soft premium market.

Partially offsetting the decline in insurance revenue was an increase in investment banking revenues.  During the third quarter of 2007, the segment recognized $2.1 million in income, an increase of $1.0 million over the same period in 2006. Year-to-date revenues were $4.4 million, up from $4.1 million for the nine months ended September 2006. The segment continues to have a very strong pipeline of engaged transactions, although predicting the timing of deal closings continues to be difficult. To date, the challenging global credit market conditions have not had an adverse impact on investment banking activities in our middle-market niche.

Operating Expenses

Operating expenses increased $0.8 million, or 4.5%, in the third quarter of 2007 over the third quarter of 2006.  For the first nine months of 2007, operating expenses increased $3.8 million or 7.4% over the same period in 2006.  The increase in expenses during the third quarter and first nine months of 2007 resulted from an increase in compensation, primarily from the continued hiring of seasoned bankers, the cumulative impact of expensing stock-based compensation under SFAS 123(R) and the recently launched company-wide branding project.  In addition, the Company has recognized $422,000 in 2007 on losses from the call of trust preferred securities held as investments.

In the latter half of 2006, the Company accelerated the recruitment of bankers to the franchise.  That momentum has continued into 2007 with 19 new bankers being hired in 2007, versus 15 for all of 2006 (10 of whom started in the last two quarters of 2006). The current-year hires, coupled with the cumulative impact of the late 2006 hires has added approximately $2.0 million in incremental salary and benefit costs in 2007, as compared to 2006. Management expects the pace of recruitment to return to more normalized levels in the next several quarters.

The efficiency ratio improved to 61.8% during the third quarter of 2007 versus 63.5% in the prior year’s quarter.  For the year, the efficiency ratio is 63.8% versus 64.0% in the same period of 2006.  Management continues to be committed to containing costs and believes we have an opportunity to reduce overhead without compromising our high level of customer service or employee morale.

Real Estate Capital Markets Group

The Company recently announced the formation of a Real Estate Capital Markets group led by two seasoned bankers previously with LaSalle Bank’s regional Colorado office.  “I am extremely encouraged by the team’s early success.” said Bangert. “The Group is currently working on four large senior-debt deals, two of which are expected to close in the fourth quarter of this year. Their transition from LaSalle has gone very smoothly, with full acceptance from the marketplace.”

Share Repurchase Program

On July 19, 2007, the Company’s Board of Directors approved a share repurchase program, authorizing the repurchase of up to 5% of its outstanding stock, or 1,200,207 shares. The Company has actively taken advantage of the program, and as of September 30, 2007 has repurchased 639,854 shares at a weighted average price of $16.38 per share.

Share repurchases under this program are made through open market purchases, block trades or in privately negotiated transactions from time to time and in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The future timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities.  The share repurchase program may be suspended or terminated at any time without prior notice, and will expire on July 18, 2008.

Earnings Conference Call

In conjunction with this earnings release, you are invited to listen to the company’s conference call on Friday, October 19, 2007 at 11:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed via the Internet at  http://www.videonewswire.com/event.asp?id=42606 or by telephone at 877.493.9121, (conference ID #9287736).

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

Sue Hermann 303.312.3488

About CoBiz Financial

CoBiz Financial Inc. (www.cobizfinancial.com) is a $2.3 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

September 30, 2007

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
INCOME STATEMENT DATA
Interest income	$39,703	$35,759	$114,346	$99,699
Interest expense	17,413	15,595	49,336	41,114
NET INTEREST INCOME BEFORE PROVISION	22,290	20,164	65,010	58,585
Provision for loan losses	1,430	75	2,467	1,162
NET INTEREST INCOME AFTER PROVISION	20,860	20,089	62,543	57,423
Noninterest income	7,024	7,283	19,981	20,842
Noninterest expense	18,273	17,487	54,663	50,906
INCOME BEFORE INCOME TAXES	9,611	9,885	27,861	27,359
Provision for income taxes	3,604	3,629	10,311	10,018
NET INCOME	$6,007	$6,256	$17,550	$17,341

EARNINGS PER COMMON SHARE
BASIC	$0.25	$0.28	$0.74	$0.77
DILUTED	$0.25	$0.27	$0.72	$0.74
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	23,664	22,612	23,711	22,504
DILUTED	24,150	23,437	24,286	23,322

COMMON SHARES OUTSTANDING AT PERIOD END			23,398	22,650
BOOK VALUE PER SHARE - COMMON			$8.21	$6.87

PERIOD END BALANCES
Total Assets			$2,277,123	$2,130,468
Loans (net)			1,729,750	1,498,779
Goodwill and Intangible Assets			42,066	41,662
Deposits			1,659,031	1,396,337
Junior Subordinated Debentures			72,166	72,166
Common Shareholders’ Equity			192,024	155,628
Interest-Earning Assets			2,118,065	1,974,052
Interest-Bearing Liabilities			1,609,631	1,518,651

BALANCE SHEET AVERAGES
Average Assets			$2,181,822	$2,031,782
Average Loans (net)			1,602,710	1,403,588
Average Deposits			1,511,461	1,371,748
Average Junior Subordinated Debentures			72,166	72,166
Average Common Shareholders’ Equity			189,446	143,965
Average Interest-Earning Assets			2,029,492	1,881,317
Average Interest-Bearing Liabilities			1,538,854	1,444,620

CoBiz Financial Inc.

September 30, 2007

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
PROFITABILITY MEASURES
Net Interest Margin	4.25%	4.14%	4.31%	4.19%
Efficiency Ratio	61.77%	63.54%	63.82%	64.00%
Return on Average Assets	1.06%	1.18%	1.08%	1.14%
Return on Average Common Shareholders’ Equity	12.29%	16.59%	12.39%	16.10%
Noninterest Income as a Percentage of Operating Revenues	23.96%	26.53%	23.51%	26.24%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and still accruing interest			$844	$196
Nonaccrual Loans			719	448
Total Nonperforming loans			$1,563	$644
Repossessed Assets			447	—
Total Nonperforming assets			$2,010	$644

Charge-offs			(1,800)	(288)
Recoveries			45	512
Net Charge-Offs			$(1,755)	$224

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.09%	0.03%
Nonperforming Loans to Total Loans			0.09%	0.04%
Allowance for Loan and Credit Losses to Total Loans			1.10%	1.21%
Allowance for Loan and Credit Losses to Nonperforming Loans			1225.85%	2840.37%

CoBiz Financial Inc.

September 30, 2007

(unaudited)

(Dollars in thousands)

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended September 30, 2007	$23,680	$34	$—	$1	$(1,425)	$22,290
Quarter ended June 30, 2007	23,043	27	1	—	(1,366)	21,705
Annualized quarterly growth	11.0%	102.9%	(396.7)%	—	(17.1)%	10.7%

Quarter ended September 30, 2006	$21,473	$34	$5	$(2)	$(1,346)	$20,164
Annual growth	10.3%	.0%	(100.0)%	150.0%	(5.9)%	10.5%

Noninterest income
Quarter ended September 30, 2007	$1,662	$2,059	$1,214	$2,089	$—	$7,024
Quarter ended June 30, 2007	1,723	959	1,192	2,440	11	6,325
Annualized quarterly growth	(14.0)%	455.1%	7.3%	(57.1)%	(396.7)%	43.8%

Quarter ended September 30, 2006	$1,669	$1,063	$1,030	$3,525	$(4)	$7,283
Annual growth	(.4)%	93.7%	17.9%	(40.7)%	100.0%	(3.6)%

Net income
Quarter ended September 30, 2007	$7,272	$351	$12	$(219)	$(1,409)	$6,007
Quarter ended June 30, 2007	7,182	(62)	17	(134)	(1,343)	5,660
Annualized quarterly growth	5.0%	2,642.8%	(116.7)%	(251.7)%	(19.5)%	24.3%

Quarter ended September 30, 2006	$7,238	$(68)	$49	$229	$(1,192)	$6,256
Annual growth	.5%	616.2%	(75.5)%	(195.6)%	(18.2)%	(4.0)%

Earnings per share (diluted)
Quarter ended September 30, 2007	$0.30	$0.01	$—	$(0.01)	$(0.05)	$0.25
Quarter ended June 30, 2007	0.29	—	—	(0.01)	(0.05)	0.23
Annualized quarterly growth	13.7%	—	—	.0%	.0%	34.5%

Quarter ended September 30, 2006	$0.31	$—	$—	$0.01	$(0.05)	$0.27
Annual growth	(3.2)%	100.0%	.0%	(200.0)%	.0%	(7.4)%

						Consolidated
Total loans
At September 30, 2007						$1,748,333
At June 30, 2007						1,679,765
Annualized quarterly growth						16.2%

At September 30, 2006						$1,516,494
Annual growth						15.3%

Total deposits and customer repurchase agreements
At September 30, 2007						$1,866,004
At June 30, 2007						1,817,941
Annualized quarterly growth						10.5%

At September 30, 2006						$1,642,683
Annual growth						13.6%

CoBiz Financial Inc.

September 30, 2007

(unaudited)

(Dollars in thousands)

For the Quarter ended September 30, 2007

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$39,626	$34	$—	$1	$42	$39,703
Total interest expense	15,946	—	—	—	1,467	17,413
Net interest income	23,680	34	—	1	(1,425)	22,290
Provision for loan losses	1,430	—	—	—	—	1,430
Net interest income after provision for credit losses	22,250	34	—	1	(1,425)	20,860
Noninterest income	1,662	2,059	1,214	2,089	—	7,024
Noninterest expense	6,685	1,441	1,070	2,246	6,831	18,273
Income before income taxes	17,227	652	144	(156)	(8,256)	9,611
Provision for income taxes	6,481	250	69	(46)	(3,150)	3,604
Net income before management fees and overhead allocations	$10,746	$402	$75	$(110)	$(5,106)	$6,007
Management fees and overhead allocations, net of tax	3,474	51	63	109	(3,697)	—
Net income	$7,272	$351	$12	$(219)	$(1,409)	$6,007

For the Quarter ended June 30, 2007

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$38,217	$27	$1	$1	$40	$38,286
Total interest expense	15,174	—	—	1	1,406	16,581
Net interest income	23,043	27	1	—	(1,366)	21,705
Provision for loan losses	1,037	—	—	—	—	1,037
Net interest income after provision for credit losses	22,006	27	1	—	(1,366)	20,668
Noninterest income	1,723	959	1,192	2,440	11	6,325
Noninterest expense	6,090	998	1,026	2,468	7,423	18,005
Income before income taxes	17,639	(12)	167	(28)	(8,778)	8,988
Provision for income taxes	6,567	(2)	86	(4)	(3,319)	3,328
Net income before management fees and overhead allocations	$11,072	$(10)	$81	$(24)	$(5,459)	$5,660
Management fees and overhead allocations, net of tax	3,890	52	64	110	(4,116)	—
Net income	$7,182	$(62)	$17	$(134)	$(1,343)	$5,660

For the Quarter ended September 30, 2006

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$35,633	$34	$5	$2	$85	$35,759
Total interest expense	14,160	—	—	4	1,431	15,595
Net interest income	21,473	34	5	(2)	(1,346)	20,164
Provision for loan losses	90	—	—	—	(15)	75
Net interest income after provision for credit losses	21,383	34	5	(2)	(1,331)	20,089
Noninterest income	1,669	1,063	1,030	3,525	(4)	7,283
Noninterest expense	5,250	1,135	885	3,005	7,212	17,487
Income before income taxes	17,802	(38)	150	518	(8,547)	9,885
Provision for income taxes	6,558	(8)	58	210	(3,189)	3,629
Net income before management fees and overhead allocations	$11,244	$(30)	$92	$308	$(5,358)	$6,256
Management fees and overhead allocations, net of tax	4,006	38	43	79	(4,166)	—
Net income	$7,238	$(68)	$49	$229	$(1,192)	$6,256

CoBiz Financial Inc.

September 30, 2007

(unaudited)

(Dollars in thousands)

	Quarter ended September 30,				Nine Months ended September 30,
			Increase/(decrease)				Increase/(decrease)
	2007	2006	Amount	%	2007	2006	Amount	%
NONINTEREST INCOME
Deposit service charges	$806	$679	$127	19%	$2,234	$2,104	$130	6%
Other loan fees	194	186	8	4%	529	555	(26)	(5)%
Investment advisory and trust income	1,214	1,030	184	18%	3,558	3,054	504	17%
Insurance income	2,089	3,525	(1,436)	(41)%	7,159	9,088	(1,929)	(21)%
Investment banking income	2,059	1,063	996	94%	4,441	4,118	323	8%
Other income	662	800	(138)	(17)%	2,060	1,923	137	7%
Total noninterest income	$7,024	$7,283	$(259)	(4)%	$19,981	$20,842	$(861)	(4)%

	Quarter ended September 30,				Nine Months ended September 30,
			Increase/(decrease)				Increase/(decrease)
	2007	2006	Amount	%	2007	2006	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$11,689	$11,544	$145	1%	$35,443	$33,364	$2,079	6%
Stock based compensation expense	404	311	93	30%	1,111	855	256	30%
Occupancy expenses, premises and equipment	2,843	2,961	(118)	(4)%	8,517	8,517	—	0%
Amortization of intangibles	118	118	—	0%	355	355	—	0%
Other operating expenses	3,053	2,506	547	22%	8,815	7,742	1,073	14%
Loss on sale of other assets and securities	166	47	119	253%	422	73	349	478%
Total noninterest expenses	$18,273	$17,487	$786	4%	$54,663	$50,906	$3,757	7%

	September 30, 2007		December 31, 2006		September 30, 2006
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
LOANS
Commercial	$537,447	31.1%	$482,309	31.6%	$451,593	30.1%
Real Estate - mortgage	834,416	48.2%	698,951	45.8%	706,749	47.2%
Real Estate - construction	299,069	17.3%	292,952	19.2%	280,437	18.7%
Consumer	62,414	3.6%	57,990	3.8%	64,269	4.3%
Other	14,987	0.9%	12,258	0.8%	13,446	0.9%
Gross loans	1,748,333	101.1%	1,544,460	101.2%	1,516,494	101.2%
Less allowance for loan losses	(18,583)	(1.1)%	(17,871)	(1.2)%	(17,715)	(1.2)%
Net loans	$1,729,750	100.0%	$1,526,589	100.0%	$1,498,779	100.0%

	September 30, 2007		December 31, 2006		September 30, 2006
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$584,890	31.3%	$566,849	33.3%	$500,262	30.5%
Savings	11,028	0.6%	10,740	0.6%	11,304	0.7%
Eurodollar	68,544	3.7%	—	0.0%	—	0.0%
Certificates of deposits under $100,000	129,021	6.9%	87,366	5.1%	70,850	4.3%
Certificates of deposits $100,000 and over	406,796	21.8%	361,138	21.2%	376,350	22.9%
Total interest-bearing deposits	1,200,279	64.3%	1,026,093	60.2%	958,766	58.4%
Noninterest-bearing demand deposits	458,752	24.6%	450,244	26.4%	437,571	26.6%
Customer repurchase agreements	206,973	11.1%	227,617	13.4%	246,346	15.0%
Total deposits and customer repurchase agreements	$1,866,004	100.0%	$1,703,954	100.0%	$1,642,683	100.0%

CoBiz Financial Inc.

September 30, 2007

(unaudited)

(Dollars in thousands)

	For the quarter ended September 30,
		2007			2006
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	$9,681	$122	4.93%	$7,068	$120	6.64%
Investment securities	413,797	5,362	5.07%	476,049	5,595	4.60%
Loans	1,687,055	34,359	7.97%	1,480,819	30,172	7.97%
Allowance for loan losses	(18,914)			(17,524)
Total interest earning assets	$2,091,619	$39,843	7.45%	$1,946,412	$35,887	7.21%
Noninterest-earning assets
Cash and due from banks	45,173			46,342
Other	107,090			106,671
Total assets	$2,243,882			$2,099,425

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$604,560	$5,128	3.37%	$508,351	$3,611	2.82%
Savings deposits	11,076	50	1.79%	10,319	32	1.23%
Eurodollar deposits	32,687	345	4.19%	—	—	0.00%
Certificates of deposits
Under $100,000	125,538	1,564	4.94%	75,258	796	4.20%
$100,000 and over	391,549	5,030	5.10%	384,684	4,584	4.73%
Total Interest-bearing deposits	$1,165,410	$12,117	4.12%	$978,612	$9,023	3.66%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	354,831	3,868	4.27%	454,215	5,134	4.42%
Junior subordinated debentures	72,166	1,428	7.74%	72,166	1,438	7.80%
Total interest-bearing liabilities	$1,592,407	$17,413	4.32%	$1,504,993	$15,595	4.09%
Noninterest-bearing demand accounts	439,811			425,798
Total deposits and interest-bearing liabilities	2,032,218			1,930,791
Other noninterest-bearing liabilities	17,799			19,033
Total liabilities and preferred securities	2,050,017			1,949,824
Shareholders’ equity	193,865			149,601
Total liabilities and shareholders’ equity	$2,243,882			$2,099,425
Net interest income		$22,430			$20,292
Net interest spread			3.13%			3.13%
Net interest margin			4.25%			4.14%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.35%			129.33%

CoBiz Financial Inc.

September 30, 2007

(unaudited)

(Dollars in thousands)

	For the nine months ended September 30,
		2007			2006
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	$9,078	$359	5.29%	$6,275	$297	6.33%
Investment securities	417,704	16,108	5.16%	471,454	15,992	4.54%
Loans	1,621,095	98,310	8.11%	1,420,812	83,792	7.88%
Allowance for loan losses	(18,385)			(17,224)
Total interest earning assets	$2,029,492	$114,777	7.56%	$1,881,317	$100,081	7.11%
Noninterest-earning assets
Cash and due from banks	44,842			47,135
Other	107,488			103,330
Total assets	$2,181,822			$2,031,782

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$574,047	$13,893	3.24%	$510,395	$10,034	2.63%
Savings deposits	11,165	143	1.71%	8,994	61	0.91%
Euro Sweep deposits	11,016	345	4.19%	—	—	0.00%
Certificates of deposits
Under $100,000	113,189	4,088	4.83%	79,151	2,317	3.91%
$ 100,000 and over	366,452	13,753	5.02%	346,150	11,227	4.34%
Total Interest-bearing deposits	$1,075,869	$32,222	4.00%	$944,690	$23,639	3.35%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	390,819	12,881	4.41%	427,764	13,453	4.20%
Junior subordinated debentures	72,166	4,233	7.84%	72,166	4,022	7.45%
Total interest-bearing liabilities	$1,538,854	$49,336	4.29%	$1,444,620	$41,114	3.81%
Noninterest-bearing demand accounts	435,592			427,058
Total deposits and interest-bearing liabilities	1,974,446			1,871,678
Other noninterest-bearing liabilities	17,930			16,139
Total liabilities and preferred securities	1,992,376			1,887,817
Shareholders’ equity	189,446			143,965
Total liabilities and shareholders’ equity	$2,181,822			$2,031,782
Net interest income		$65,441			$58,967
Net interest spread			3.27%			3.31%
Net interest margin			4.31%			4.19%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.88%			130.23%